Dear Shareholder:                                                 May 1, 2006

	It is my pleasure to invite you to the 2006 Annual Meeting of shareholders at 8:00 p.m. on Wednesday evening, June 14, 2006, at the Comfort Inn & Suites, Nanuet, New York.

	At the meeting, we will report on Volumetric Fund's year-to-date and 2005 performance. In addition, as described in the accompanying Notice and Proxy Statement, you will be asked to elect nine directors and ratify the appointment of BKD, LLP as the independent registered public accounting firm of the Fund for 2006. The Fund's 2006 1st Quarter Report is also enclosed with this letter. Previously, we mailed you Volumetric Fund's 2005 Annual Report.

       A proxy is enclosed with the notice of meeting and the proxy statement. The vote of every shareholder is important. Therefore, regardless of whether or not you plan to attend the meeting, we would appreciate it, if you would sign and date the proxy and return it to us promptly in the enclosed envelope. Since desserts and refreshments will be served at the meeting, please indicate on the proxy if you plan to attend.

	I look forward to seeing you at the meeting.


       Sincerely,

					/s/ Gabriel J. Gibs
          				Gabriel J. Gibs
					Chairman and Chief Executive Officer








                               VOLUMETRIC FUND, INC.

                    Notice of Annual Meeting of Shareholders
                                June 14, 2006


	The Annual Meeting of shareholders of Volumetric Fund, Inc., a New York Corporation, will be held at the Comfort Inn, 425 East Route 59, Nanuet, New York, Wednesday, June 14, 2006, at 8:00 p.m., Eastern Standard Time, for the purpose of:

1. To elect nine (9) directors to hold office until the next annual meeting of shareholders and until their successors are elected to qualify;
2. To consider and act upon the selection of the firm of BKD, LLP, as the independent registered accounting firm of the Fund;
3. To transact such other business as may properly come before the meeting.

	Shareholders of record at the close of business on Wednesday, April 26, 2006, will be entitled to receive this notice and to vote at the meeting.

By Order of the Board of Directors



Pearl River, New York				Irene J. Zawitkowski
May 1, 2006			                President and Secretary



SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY THAT IS SOLICITED BY THE BOARD OF DIRECTORS. PLEASE USE THE ENCLOSED ENVELOPE IN RETURNING YOUR PROXY.


DIRECTIONS
	Take Palisades Interstate Parkway to exit 8W to Rt. 59 West. Make U-turn and proceed eastbound on Route 59 to Comfort Inn. The Inn is located at the southwest corner of Palisades Parkway and Route 59.

	Please call the Fund or the Comfort Inn at (845) 623-6000, if additional directions are needed.





                            VOLUMETRIC FUND, INC.
                   87 Violet Drive, Pearl River, New York 10965

                             PROXY STATEMENT

         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 14, 2006

	The accompanying proxy is solicited by the Board of Directors of Volumetric Fund, Inc. (the 'Fund') for use at the Annual Meeting of Shareholders to be held on June 14, 2006, and any adjournments thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting and at any adjournments thereof. Any shareholder giving a proxy has the power to revoke it at any time before it is voted. Presence at the meeting of a shareholder who has signed the proxy does not alone revoke the proxy; the proxy may be revoked by a later dated proxy or notice to the Secretary at the meeting.

	At the Annual Meeting shareholders will be asked to:

1.	To elect nine (9) directors to hold office until the next
annual meeting of shareholders and until their successors are elected to qualify;

2.	To consider and act upon the selection of  BKD, L.L.P., as the independent registered accounting firm of the Fund;

3.	To transact such other business as may properly come before the meeting.

	Shareholders of record at the close of business day on Wednesday, April 26, 2006, will be entitled to vote at the meeting. Each share of stock is entitled to one vote.

	At the close of business day on April 26, 2006, the Fund had 1,334,579 shares of common stock outstanding.


                       1. ELECTION OF DIRECTORS

	 The Board of Directors recommends that nine nominees for director to be elected at the annual meeting, each to hold office until next year's annual meeting and until the election and qualification of a successor. The election of directors requires the affirmative vote of the holders of a plurality of the Common Stock voting at the meeting. It is intended that proxies in the accompanying form which do not withhold authority to vote for any or all of the nominees will be voted for the election of directors named on the subsequent page, all of whom, except Raymond T. Mundy, are currently directors. Should any nominee become unable or unwilling to serve as a director, the proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees who are not candidates. The Board of Directors has no reason to believe that any nominee will be unavailable for election when the election occurs.

	Directors, who are not salaried employees of Volumetric Advisers, Inc. (the 'Adviser'), 87 Violet Drive, Pearl River, NY 10965, received a fee of $150 for each Board or committee meeting they attended and $100 for each telephonic conference. The combined fee for a committee meeting that was followed by a Board meeting was $250. The chairman of the audit committee received $250 per meeting, that of the nominating committee $200. Directors' fees had no effect on the Fund's expenses and expense ratio since all of their fees were paid by the Adviser. The full Board of Directors met twice and the independent directors met once during 2005. In addition, the audit committee met twice and the nominating committee met once in the same period.

	Nominated directors as a group beneficially owned 146,445 shares or 10.97% of the outstanding shares of the Fund on April 26, 2006. This includes shares beneficially owned by spouses or joint accounts with spouses; also directors' custodian or trust accounts for their minors. In addition to the directors, the Adviser, whose principal shareholder is Mr. Gibs, is the owner of 1.01% of the outstanding shares. Dollar range shareholdings of directors in Volumetric Fund, as of April 26, 2006, are shown in the following table. The following categories are used for the dollar ranges: over $100,000 is A; $50,001-$100,000 is B; $25,001-$50,000 is C; $10,001-$25,000 is D; $1-$10,000
is E.

	The information for the nominated directors, concerning their age and occupation for the past 5 years, has been furnished to the Fund by the nominees. Nominees, who are 'interested persons' of the Fund, as defined by the Investment Company Act of 1940, are indicated by an asterisk.





 Director                          Occupation                                  Director  Holdings,
                                                                         Age   Since(1)   $ Range

William P. Behrens*(2)    Vice Chairman, Northeast Securities since       67     1987       D
Northeast Securities      2001, a member of New York, American and
100 Wall Street           other stock exchanges. Previously, CEO
New York NY 10005         of  Investec Ernst & Company.

Louis Bollag (3)          Senior Corporate Account Manager, Albemarle     59     2002       A
31 Deerfield Road         Corp., a chemical manufacturer since 2001.
Wyckoff, NJ 07481         Previously, General Manager of Alumina
                          Chemicals at Alusuisse.

Gabriel J. Gibs*          Founder, Chairman and Chief Executive of the    69     1978       A
87 Violet Drive           Fund since inception in 1978. He is Portfolio
Pearl River, NY 10965	  Co-Manager of the Fund. Prior to 2003, he was
                          also its President. Mr. Gibs is President

                          of Volumetric Advisers, Inc., the Fund's investment adviser.

Josef Heaupl (4)          Engineering Consultant to chemical industry,    61     2004       A
9 Grove Place             since 2000. Previously, Director of Technology
Mountain Lakes, NJ 07046  of Lurgi PSI, an engineering and construction company for the chemical industry.

Raymond T. Mundy          Private practice of law since 1982. Areas of   63                C
332 Route 306             experience: corporate finance, computer
Monsey, NY 10952          technology and small business development,
                          private placement of securities. Mr. Mundy is
                          also an Adjunct Professor of Philosophy and
                          Business Ethics at Rockland Community College,
                          Suffern, NY.

Stephen J. Samitt (5)     Principal, Briggs Bunting &  Dougherty, LLP,    65     1996       A
P.O. Box 70               certified publiic accountants, since 1997.
Montville, NJ 07045       Previously, Partner, Tait, Weller & Baker, a
                          full service accounting firm.

David L.Seidenberg(4),(6) President, SQ Ventures, LLC, since 2002.        59     1983       A
SQ Ventures, LLC          Previously Vice Preside since of Davos Chemical
70 Kinderkamack Road,     Company since 1972.
Emerson, NJ 07630

Raymond W. Sheridan (6)   President Raymond Sheridan Financial Inc.,      55      1995       A
R. Sheridan Financial     Insurance and finanical services. Previously
19E. Washington Ave.	  Mr. Sheridan was also Vice President and
Pearl River, NY 10965     Treasurer of the Fund.

Irene J. Zawitkowski*     President, Cheif Operating Officer and Port-    53      1978       A
87 Violet Drive           folio Co-Manager of the Fund since 2003. She
Pearl River, NY 10965	  has been Secretary and also an officer in
                          various capacities including Executive Vice
                          President, since inception in 1978. Ms.
                          Zawitkowski is also Executive Vice President
                          of Volumetric Advisers, Inc.




(1) Prior to 1986 the Fund was a limited partnership. It was supervised, controlled and managed by its general partners.
(2) Member of the Nominating Committee..
(3) Chairman of the Nominating Committee.
(4) Member of the Audit Committee.
(5) Chairman of the Audit Committee.
(6) Mr. Seidenberg is a Trustee of Davos Chemical Retirement Trust. The Trust is a Category A shareholder

              2. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

	Volumetric Fund's Board of Directors has selected BKD, LLP, 1360 Post Oak Blvd., Houston, Texas, 77056, as its independent registered accounting firm, effective for the fiscal year commencing January 1, 2006. Representatives of BKD, LLP will not be in attendance at the annual meeting, but will be available, as necessary, to answer questions from shareholders present at the meeting.




                          3. OTHER MATTERS

	The Financial Statements of the Fund are not set forth in the proxy statement, since they were included in the Annual Report of the Fund for fiscal year ended December 31, 2005, which has been mailed to all shareholders. The cost of preparing, assembling and mailing this proxy statement will be born by the Adviser.

	The Board of Directors at their November 30, 2005, meeting approved the renewal of the Investment Advisory Contract between Volumetric Fund, Inc. and Volumetric Advisers, Inc. The Board discussed various factors that formed the basis for their renewal of the contract: 1) Volumetric Advisers, Inc. uses a proven, proprietary technique for managing the Fund's portfolio; 2) the Fund's performance indicates that it has outperformed significantly the Standard & Poor 500 Index and other appropriate indexes in the past 6 years;
3) the Fund's expense ratio is in line with other no-load mutual fund's of similar size. Furthermore, as the Fund's assets grow, the expense ratio decreases on a sliding scale, as indicated in the Prospectus.

	The Board of Directors knows of no other matter to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment in such matters.




  THE FOLLOWING CHARTED INFORMATION WAS PRESENTED AS A BAR GRAPH IN THE ANNUAL REPORT SHOWING THE COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN VOLUMETRIC FUND AND THE NEW YORK STOCK EXCHANGE COMPOSITE INDEX.

   Comparison of Change in the Value of a $10,000 Investment in Volumetric Fund versus the New York Stock Exchange Composite Index*
          (From January 1, 1979 to December 31, 2005)



YEAR         VOLUMETRIC       NYSE INDEX

1979          $11,630          $11,550
1980          $15,991          $14,456
1981          $18,712          $13,198
1982          $21,876          $15,046
1983          $26,321          $17,664
1984          $27,696          $17,894
1985          $36,524          $22,564
1986          $39,225          $25,723
1987          $38,637          $25,646
1988          $46,349          $28,954
1989          $53,743          $33,587
1990          $50,963          $31,068
1991          $68,902          $38,524
1992          $76,331          $40,334
1993          $77,839          $43,521
1994          $76,104          $42,128
1995          $89,336          $55,314
1996         $103,189          $71,160
1997         $121,987          $92,728
1998         $134,918         $108,074
1999         $141,866         $117,909
2000         $139,355         $119,142
2001         $133,167         $113,729
2002         $116,682         $ 91,211
2003         $152,246         $117,918
2004         $172,799         $132,740
2005         $176,228         $141,965


Average Annual Total Returns Of Fund(as of 12/31/05)*

                     1 Year    5 Years     10 Years  Since Inception 1/1/79
 Volumetric Fund     +1.96%     +4.81%      +7.03%       +11.21%
 NYSE Comp Index     +6.95%     +3.58%      +9.04%       +10.32%


*All distributions and dividends were reinvested. Past performance is not predictive of future performance. The performance shown above does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Funds shares.The chart represents values for each year, as of December 31. The N.Y.S.E. Composite Indes is an unmanaged index of all common stocks traded on the N.Y.S.E. It is not possible to invest directly in the index.